Exhibit 23.1


Blonder Tongue Laboratories, Inc.
Old Bridge, New Jersey



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2003, with the exception of Notes 4 and 15 for which the date is March 28, 2003, relating to the consolidated financial statements and schedules of Blonder Tongue Laboratories, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ BDO Seidman, LLP
---------------------------
BDO Seidman, LLP


Woodbridge, New Jersey

December 19, 2003